UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2021

LANDMARK INFRASTRUCTURE PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

400 Continental Blvd., Suite 500

El Segundo, CA 90245

(Address of principal executive offices) (Zip Code)

(310) 598-3173

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	LMRK	NASDAQ Global Market
8.0% Series A Cumulative Redeemable Preferred Units, $25.00 par value	LMRKP	NASDAQ Global Market
7.9% Series B Cumulative Redeemable Preferred Units, $25.00 par value	LMRKO	NASDAQ Global Market
Series C Floating-to-Fixed Rate Cumulative Redeemable Perpetual Convertible Preferred Units, $25.00 par value	LMRKN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (*240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by that certain Transaction Agreement (as amended, the “Transaction Agreement”), dated as of August 21, 2021, by and among Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), together with its general partner, Landmark Infrastructure Partners GP LLC, a Delaware limited liability company (the “Partnership GP”) and its subsidiaries Landmark Infrastructure REIT LLC, a Delaware limited liability company (“REIT LLC”) and Landmark Infrastructure Inc., a Delaware corporation (“REIT Subsidiary”, and together with the Partnership, the Partnership GP and REIT LLC, the “Partnership Parties”), LM DV Infrastructure, LLC, a Delaware limited liability company (“LM DV Infra”), LM Infra Acquisition Company, LLC, a Delaware limited liability company (“LM Infra”), Digital LD MergerCo LLC, a Delaware limited liability company (“Merger Sub”), Digital LD MergerCo II LLC, a Delaware limited liability company (“Merger Sub II”, and together with LM DV Infra, LM Infra and Merger Sub, the “Buyer Parties”) and, solely for purposes set forth therein, Landmark Dividend LLC, a Delaware limited liability company (“Landmark Dividend”). On December 22, 2021, pursuant to the Transaction Agreement, on the terms and subject to the conditions set forth therein, LM Infra completed its previously announced acquisition of all of the assets of the Partnership through the following series of transactions: (a) LM DV Infra and its subsidiaries acquired subsidiaries of REIT Subsidiary and REIT LLC (the “Equity Sale”), (b) REIT LLC then merged with and into REIT Subsidiary, with REIT Subsidiary surviving the merger (the “First REIT Merger”), (c) REIT Subsidiary then merged with and into the Partnership, with the Partnership surviving the merger (the “Second REIT Merger”), (d) Merger Sub II then merged with and into the Partnership (the “First Partnership Merger”), with the Partnership surviving the First Partnership Merger and (e) the Partnership then merged with and into Merger Sub (the “Second Partnership Merger” and, together with the Equity Sales, the First REIT Merger, Second REIT Merger and the First Partnership Merger, the “Transactions”), with Merger Sub surviving the Second Partnership Merger.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on November 15, 2018, the Partnership, Landmark Infrastructure Operating Company LLC (“Operating LLC”), REIT Subsidiary and Landmark Infrastructure Asset OpCo II LLC (“Asset OpCo II,” and collectively with Operating LLC and REIT Subsidiary, the “Borrowers”) entered into that Third Amended and Restated Credit Agreement (the “A&R Credit Agreement), with SunTrust Bank as Administrative Agent, SunTrust Robinson Humphrey, Inc., as Joint Lead Arranger and Joint Bookrunner, Citizens Financial Group, Inc., as Joint Lead Arranger, Joint Bookrunner and Co-Syndication Agent, Royal Bank of Canada as Joint Bookrunner and Co-Syndication Agent, and a syndicate of lenders (the “Lenders”). On December 22, 2021, the Borrowers repaid all outstanding amounts owed under the A&R Credit Agreement and the parties thereto terminated the A&R Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the effective time of the First Partnership Merger on December 22, 2021 (the “First Partnership Merger Effective Time”), (a) each issued and outstanding Common Unit (as defined in the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 2, 2018 (the “Partnership Agreement”)), other than those Common Units owned by Landmark Dividend or its affiliates (such Common Units, the “Landmark Dividend Common Units”), was converted into the right to receive $16.50 per Common Unit in cash without any interest thereon (the “Partnership Unaffiliated Unitholders Consideration”); (b) each issued and outstanding Series A Preferred Unit (as defined in the Partnership Agreement) was converted into the right to receive $25.00 plus the amount of any accumulated and unpaid distributions per Series A Preferred Unit in cash without any interest thereon; (c) each issued and outstanding Series B Preferred Unit (as defined in the Partnership Agreement) was converted into the right to receive $25.00 plus the amount of any accumulated and unpaid distributions per Series B Preferred Unit in cash without any interest thereon and (d) each issued and outstanding Series C Preferred Unit (as defined in the Partnership Agreement) was converted into the right to receive the greater of (1) $25.00 plus the amount of any accumulated and unpaid distributions per Series C Preferred Unit to, but not including, the date of the First Partnership Merger Effective Time plus the amount of any distributions that would have accrued from the date of the First Partnership Merger Effective Time to, but not including, the fiftieth (50th) Business Day following the First Partnership Merger Effective Time and (2) the sum of (i) the product of (x) the Alternative Conversion Amount (as defined in the Partnership Agreement) multiplied by (y) Partnership Unaffiliated Unitholders Consideration plus (ii) the amount of any accumulated and unpaid distributions for all prior Series C Distribution Periods (as defined in the Partnership Agreement) ending on or prior to the twentieth (20th) Business Day following the First Partnership Merger Effective Time, per Series C Preferred Unit in cash without any interest thereon.

The foregoing description of the Transaction Agreement and the Transactions does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Agreement, which was filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed on August 24, 2021, and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

To the extent applicable, the information included under Item 2.01 above is incorporated into this Item 3.01 by reference.

In connection with the completion of the Transactions, the Partnership notified Nasdaq Global Market (the “Nasdaq”) on December 22, 2021 that the transaction had closed and requested that the Nasdaq (i) suspend trading of the Common Units, 8.0% Series A Cumulative Redeemable Preferred Units, 7.9% Series B Cumulative Redeemable Preferred Units, and Series C Floating-to-Fixed Rate Cumulative Redeemable Perpetual Convertible Preferred Units of the Partnership on the Nasdaq, (ii) withdraw the Common Units, 8.0% Series A Cumulative Redeemable Preferred Units, 7.9% Series B Cumulative Redeemable Preferred Units, and Series C Floating-to-Fixed Rate Cumulative Redeemable Perpetual Convertible Preferred Units of the Partnership from listing on the Nasdaq and (iii) file with the Securities and Exchange Commission (the “SEC”) a notification on Form 25 to delist the Common Units, 8.0% Series A Cumulative Redeemable Preferred Units, 7.9% Series B Cumulative Redeemable Preferred Units, and Series C Floating-to-Fixed Rate Cumulative Redeemable Perpetual Convertible Preferred Units of the Partnership from the Nasdaq and deregister the Common Units, 8.0% Series A Cumulative Redeemable Preferred Units, 7.9% Series B Cumulative Redeemable Preferred Units, and Series C Floating-to-Fixed Rate Cumulative Redeemable Perpetual Convertible Preferred Units of the Partnership under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result, the Common Units, 8.0% Series A Cumulative Redeemable Preferred Units, 7.9% Series B Cumulative Redeemable Preferred Units, and Series C Floating-to-Fixed Rate Cumulative Redeemable Perpetual Convertible Preferred Units of the Partnership will no longer be listed on the Nasdaq.

Additionally, the Partnership intends to file with the SEC a certification and notice on Form 15 under the Exchange Act requesting the deregistration of the Common Units of the Partnership under Section 12(g) of the Exchange Act and the suspension of the Partnership’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent applicable, the information included under Item 2.01 above is incorporated into this Item 3.03 by reference. The Partnership’s 2014 Long-Term Incentive Plan (the “LTIP”) has been terminated and the equity awards at the First Partnership Effective Time (as defined in the Transaction Agreement) will be treated pursuant to Section 3.3(a) and (b) of the Transaction Agreement.

Item 5.01 Change in Control of Registrant

To the extent applicable, the information included under Item 2.01 above is incorporated into this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

In connection with the Transactions, the board of directors adopted resolutions to terminate the LTIP, effective as of the First Partnership Effective Time (as defined in the Transaction Agreement), and for the treatment of equity awards to be treated pursuant to Section 3.3 of the Transaction Agreement.

Effective as of December 22, 2021, Thomas Carey White III, Gerald A. Tywoniuk and Keith Benson, independent directors of the Board of Directors of the Partnership GP (the “Independent Directors”), resigned as directors from the GP Board. The resignation from the GP Board of the Independent Directors was not the result of any dispute or disagreement with the Partnership or the Partnership GP on any matter relating to the Partnership’s or the Partnership GP’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1*	Transaction Agreement, dated as of August 21, 2021, by and among Landmark Infrastructure Partners LP, Landmark Infrastructure Partners GP LLC, Landmark Infrastructure REIT LLC, Landmark Infrastructure Inc., LM DV Infrastructure, LLC, LM Infra Acquisition Company, LLC, Digital LD MergerCo LLC, and Digital LD MergerCo II LLC, Landmark Dividend LLC (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed on August 24, 2021).

99.1	Resignation Letter of Thomas Carey White III, dated December 22, 2021

99.2	Resignation Letter of Gerald A. Tywoniuk, dated December 22, 2021

99.3	Resignation Letter of Keith Benson, dated December 22, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	The schedules to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LD MERGERCO LLC (as successor by merger to Landmark Infrastructure Partners LP)
Date: December 22, 2021
	By:	/s/ George P. Doyle
	Name:	George P. Doyle
	Title:	Chief Financial Officer and Treasurer

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